MIDDLESEX WATER COMPANY


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                         AMENDED AS OF FEBRUARY 25, 1999
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SECTION 1
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NAME
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     The  Deferred  Compensation  Plan set  forth  herein  shall be known as the
Middlesex Water Company Supplemental Executive Retirement Plan.

SECTION 2
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PURPOSE
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     The  purposes  of the Plan are to assist  the  Company  in  attracting  and retaining the vital and valuable services of certain key employees until their retirement; to induce the key employees to utilize their best efforts to maintain and enhance the business of the Employer and to provide certain supplemental benefits to the key employees. The Plan is intended to constitute an unfunded non-qualified deferred retirement plan.

     The Company established the Plan to provide designated senior executives additional retirement income to supplement the ERISA qualified retirement plan and Social Security. The Plan, by design, is intended to provide enough additional income for the executive retiring at Normal Retirement Age to bring total retirement income up to seventy-five (75%) percent of the participant's compensation during his last year of employment, exclusive of bonuses and director's fees.

SECTION 3
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DEFINITIONS
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     For purposes of the Plan,  the  following  words and phrases shall have the following meanings unless a different meaning is plainly required by the context. Wherever used, the masculine pronoun shall include the feminine pronoun and the feminine pronoun shall include the masculine pronoun and the singular shall include the plural and the plural shall include the singular.

     3.1 "Actuarial Equivalent" shall mean a benefit of equivalent value when computed on the basis of actuarial tables approved by the Committee.

     3.2 "Beneficiary" shall mean the person or persons designated to receive any benefits under the Plan in the event of a Participant's death.

     3.3 "Board of Directors" shall mean the Board of Directors of Middlesex Water Company.

     3.4 "Change in Control" shall be deemed to have occurred if any party or group acquires beneficial ownership of 20 percent or more of the voting shares of the Company; or if shareholder approval is required for a transaction involving the acquisition of the Company through the purchase or exchange of the stock or assets of the Company by merger or otherwise; or if one-third or more of the Board of Directors elected in a 12-month period or less are so elected without the approval of a majority of the Board of Directors as constituted at the beginning of such period; or liquidation or dissolution of the Company.

     3.5 "Committee" shall mean the Executive Development and Compensation Committee of the Board of Directors or others appointed by that Committee or the Board of Directorsto administer the Plan.

     3.6 (a) "Compensation" shall mean the greater of a Participant's Earnings for (i) the final full calendar year of employment or (ii) such Participant's highest consecutive five (5) year average of Earnings during the ten (10) year period prior to the year of such Participant's termination.

          (b) "Earnings" shall mean the aggregate salary paid by the Company to a Participant during a calendar year, exclusive of bonuses; awards under the Company's 1989 Restricted Stock Plan; employee benefits; automobile allowance; and any fees paid to such Participant as remuneration for serving as a Director of the Company.

     3.7  "Company  or  Employer"  shall  mean  Middlesex  Water  Company,   its
successors and assigns.

     3.8 "Company Pension Plan Annual Benefit"--(a) "Actual Company Pension Plan Annual Benefit" shall mean the actual annual benefit payable to a Participant at the Participant's Normal Retirement Date under the Middlesex Water Company Pension Plan, as amended from time to time, without regard to vesting and assuming the normal form of benefit, namely, a life only annuity, (b) "Projected Company Pension Plan Annual Benefit" shall mean the projected annual benefit that would be payable to a Participant under the Middlesex Water Company Pension Plan, as amended from time to time, without regard to vesting and assuming the normal form of benefit, namely, a life only annuity, such benefit calculated as if such Participant continued employment until Participant's Normal Retirement Date at the same rate of earnings as in Participant's last full calendar year of employment.

     3.9 "Early Retirement Date" shall mean the first day of any month coincident with or following the later of the date on which a Participant attains age sixty-two (62) or has completed ten (10) years of service (that is, Early Retirement under this Plan requires a minimum age of sixty-two (62) and at least ten (10) years of service).

     3.10 "Normal Retirement Date" shall mean the later of the date on which a Participant attains age sixty-five (65) or has completed ten (10) years of service (that is, Normal Retirement under this Plan requires a minimum age of sixty five (65) and at least ten (10) years of service).

     3.11 "Other Employer Retirement Benefits" shall mean any benefits to which a Participant is entitled under any plans, qualified and non-qualified, funded by any previous employer of Participant.

     3.12 "Participant" shall mean any person who has been designated by the Board of Directors to participate in the Plan in accordance with the provisions herein set forth.

     3.13 "Plan" shall mean the "Middlesex Water Company Supplemental Executive Retirement Plan."

     3.14 "Plan Year" shall mean the twelve (12) month period beginning each January 1, and ending on each December 31.

     3.15 "Primary Social Security Benefit" shall mean the annual primary insurance amount to which a Participant is entitled under the Federal Old-Age and Survivors Insurance System (Social Security) at Participant's Normal Retirement Date; provided, however, that if, after the commencement of benefits, the Primary Social Security Benefit to which the Participant is entitled is reduced from the amount used to calculate Participant's benefits, that is, either (a) the amount in effect at Participant's Normal Retirement Date, or (b) the amount calculated to be in effect at Participant's Normal Retirement Date, as the case may be, then in that case, the Primary Social Security Benefit shall be the reduced amount and the amount of Participant's benefit under the Plan shall be recalculated from the time of the reduction forward using the reduced Primary Social Security Benefit. If a Participant terminates employment prior to Participant's Normal Retirement Date, such Participant's Earnings for the last Plan year in which he was employed shall be used for determining the Primary Social Security Benefit to which the Participant would be entitled for the purposes of this Plan. (Such determination shall be made immediately prior to the commencement of SUCH PARTICIPANT'S BENEFITS.)


     3.16 SERVICE

          (a) "Month of Service" shall mean a calendar month during any part of which a person was employed or was deemed employed by the Company.

          (b) "Year of Service" shall mean twelve (12) Months of Service.

SECTION 4
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ADMINISTRATION OF THE PLAN
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     4.1 ASSIGNMENT OF ADMINISTRATIVE AUTHORITY

     The Board of Directors shall appoint a Committee to administer the Plan. The Committee may consist of directors, officers, employees, or any other individuals, who, upon acceptance of such appointment, shall serve at the pleasure of the Board of Directors. Any member may resign by delivering his written resignation to the Board of Directors and to the Committee. Vacancies in the Committee arising from resignation, death, or removal shall be filled by the Board of Directors.

     4.2 ORGANIZATION AND OPERATION OF THE COMMITTEE

          (a) The Committee shall have full power and authority to interpret and construe the Plan and determine all questions of the status and rights of the Participants hereunder, and its interpretation, construction or determination, as the case may be, shall be final and conclusive on both the Company and the Participants and their respective successors, assigns, personal representatives and Beneficiaries.

          (b) The Committee shall act by a majority of its members unless unanimous consent is required by the Plan or by unanimous approval of its members if there are two or fewer members in office at the time. In the event of a Committee deadlock, the Committee shall determine the method for resolving such deadlock. If there are two or more Committee members, no member shall act upon any question pertaining solely to himself, and the other member or members shall make any determination required by the Plan in respect thereof.

          (c) The Committee may authorize any one or more of its members or an officer of the Company to execute documents on behalf of the Committee.

          (d) The Committee may, by unanimous consent, delegate specific authority and responsibilities to one or more of its members. The member or members so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such delegated authority and responsibilities. Members not so designated shall be relieved from liability for any act or omission resulting from such delegation.

     4.3 AUTHORITY AND RESPONSIBILITY

     The   Committee   shall  have  full   authority  and   responsibility   for
administration of the Plan. Such authority and responsibility shall include, but shall not be limited to the following:


          (a) Appointment of qualified accountants, consultants, administrators, counsel or investment manager, or other persons it deems necessary or advisable, who, except for investment managers, shall serve the Committee as advisors only and shall not exercise any discretionary authority, responsibility or control with respect to the management or administration of the Plan.

          Any action of the Committee on the basis of advice, opinion, reports, etc. furnished by such qualified accountants consultants, administrators, and counsel shall be the sole responsibility of the Committee.

          Members of the Committee shall not be precluded from serving the Committee in any other capacity, provided any compensation paid for such services is reasonable.

          (b) Determination of all benefits, and resolution of all questions arising from the administration, interpretation and application of the Plan, which authority shall be broadly construed.

          (c) With the approval of the Board of Directors, waiver in whole or in part of any reduction in benefits including reduction due to early retirement, deferred retirement or termination.

          (d) Adoption of forms and regulations for the administration of the Plan.

          (e) Remedy of all inequity resulting from incorrect information received or communicated, or of administrative error.

          (f)  Settlement  or  compromise of any claims or debt arising from the
operation  of  the  Plan  and  the   commencement   of  any  legal   actions  or
administrative proceedings.

     4.4 RECORDS AND REPORTS

     The Committee shall keep a record of its proceedings and acts and shall keep books of account, records and other data necessary for the proper administration of the Plan.

               4.5           REQUIRED INFORMATION

               The Company, Participants or Beneficiaries entitled to benefits shall furnish forms and any information or evidence as requested by the Committee for the proper administration of the Plan. Failure on the part of any Participant or Beneficiary to comply with such request within a reasonable period of time shall be sufficient grounds for delay in the payment of benefits until the information or evidence requested is received.

               4.6           PAYMENT OF EXPENSES OF PLAN

               The   expenses  of  the   Committee   in   connection   with  the
administration of the Plan shall be the responsibility of the Company.


     4.7 INDEMNIFICATION

     The Company shall indemnify and hold the members of the Committee, and any officer of the Company acting under the Plan, harmless against liability incurred in the administration of the Plan, except for the gross negligence or willful misconduct of any member.

SECTION 5
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ELIGIBILITY FOR PARTICIPATION
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     The following  persons,  and such other  persons as may be designated  from time to time by the Board of Directors upon such terms and conditions as the Board of Directors shall agree upon, shall be eligible to participate in the
Plan:
                             Ernest C. Gere

                             J. Richard Tompkins

                             Walter J. Brady

                             Carolina M. Schneider

                             Marion F. Reynolds

                             Dennis G. Sullivan

                             Richard A. Russo

                             A. Bruce O'Connor

                             Ronald F. Williams


SECTION 6
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RETIREMENT BENEFITS
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     6.1 NORMAL RETIREMENT

     A Participant who retires on his Normal Retirement Date, shall be entitled to an annual retirement benefit equal to seventy-five (75%) percent of his Compensation, reduced by his Primary Social Security Benefit and further reduced by his Actual Company Pension Plan Annual Benefit and any Other Employer Retirement Benefits

     6.2 EARLY RETIREMENT

     A Participant who retires on or after his Early Retirement Date but prior to his Normal Retirement Date shall be entitled to receive an annual retirement benefit equal to seventy-five (75%) percent of his Compensation, multiplied by a fraction, the numerator of which shall be the Months of Service completed by the Participant at his Early Retirement Date and the denominator of which shall be the Months of Service the Participant would have completed had he retired at hhis Normal Retirement Date, reduced by his Primary Social Security Benefit and his Projected Company Pension Plan Annual Benefit, and any Other Employer Retirement Benefits and, unless waived by the Committee with the approval of the Board, further reduced by one-half of one (0.5%) percent for each calendar month between the commencement of benefits hereunder and the Participant's Normal Retirement Date.

     6.3 DEFERRED RETIREMENT

     A Participant may remain in the employ of the Employer after his Normal Retirement Date for such period or periods as shall be approved by the Employer. Upon actual retirement, such Participant shall be entitled to an annual retirement benefit equal to seventy-five (75%) percent of his Compensation determined as of his Normal Retirement Date, unless a later date is otherwise provided by the Committee with the approval of the Board, reduced by his Primary Social Security Benefit, and further reduced by his Projected Company Pension Plan Annual Benefit and any Other Employer Retirement Benefits.

     6.4 TERMINATION

     If a Participant (a) shall have attained age of at least fifty-five (55) years; (b) shall have completed at least ten (10) years of service; and (c) shall terminate his employment with the Employer prior to his Normal Retirement Date, Early Retirement Date, or death, then such Participant shall be entitled to an annual retirement benefit, to commence on his Normal Retirement Date. This Annual Retirement Benefit shall be equal to seventy-five (75%) percent of his Compensation, multiplied by a fraction, the numerator of which shall be the Months of Service completed by the Participant at termination and the denominator of which shall be the Months of Service the Participant would have completed had he retired at his Normal Retirement Date, reduced by his Primary Social Security Benefit and his Projected Company Pension Plan Annual Benefit, and any Other Employer Retirement Benefits.

     6.5 UPON OTHER TERMINATION OF EMPLOYMENT

          (a) The provisions of Subsection 6.5(b) below shall apply if a Participant leaves the Company's employ in the event of a Change in Control, under any of the following circumstances, wherein, as a direct or indirect result of a Change in Control, and within five (5) years thereof: (a) Participant's employment with Company is terminated by Company; (b) the nature and scope of Participant's duties or activities with the Company or its successor are reduced to a level significantly below that which Participant had enjoyed immediately prior to the Change in Control; or (c) Participant's base salary is reduced; or (d) if the Change in Control is preceded by the Company terminating Participant's employment with the Company without cause during the six-month period prior to the occurrence of the Change in Control.

          (b) If a  Participant  leaves the  Company's  employ as  described  in
Section 6.5(a) above, the Participant shall be entitled to receive an annual retirement benefit equal to seventy-five (75%) percent of his Compensation, reduced by his Primary Social Security Benefit and his Projected Company Pension Plan Benefit, and any Other Employer Retirement Benefits, except that for the purposes of this Subsection 6.5(b) the calculation of "Compensation" shall mean the greatest of the Participant's Earnings for (i) the Participant's final full calendar year of employment, or (ii) such Participant's highest consecutive five
(5) year average of Earnings during the ten (10) year period prior to the year of such Participant's termination, or (iii) a calculation of Participant's Earnings for the year prior to the year Participant reaches the age of sixty-five (65) assuming that Participant's salary increased each year after Participant's termination by the Consumer Price Index plus one (1) percentage point.

          c) Notwithstanding the provisions of Subsection 7.1 (pursuant to which, in the event of termination as described in Subsection 6.5(a), the Participant's benefit would be paid at a later date), and instead of receiving a benefit in the amount described in Subsection 6.5(b) immediately above, if a Participant leaves the Company's employ as described in Subsection 6.5(a), the Participant, at Participant's sole option, may elect to receive a benefit in an amount equal to seventy-five percent (75%) of his Compensation, multiplied by a fraction, the numerator of which shall be the Months of Service completed by the Participant at his termination date and the denominator of which shall be the Months of Service the Participant would have completed had he retired at his Normal Retirement Date; reduced by his Primary Social Security Benefit and his Projected Company Pension Plan Annual Benefit and any Other Employer Retirement Benefits. Such benefit shall commence within sixty (60) days after the Participant terminates his employ with the Employer.

     6.6 OTHER EMPLOYER RETIREMENT BENEFITS

          As indicated in Subsections 6.1, 6.2, 6.3, 6.4 and 6.5, the benefits set forth in this Section 6 are reduced by any Other Employer Retirement Benefits. These include agreements, if any, entered into in connection with the Participant's hire. Any such agreement shall be attached to this Plan document as an Exhibit.

     6.7 NORMAL FORM OF PAYMENT

          Unless a Participant elects and the Committee approves an alternative form of payment as provided under Subsection 7.4, he shall receive his annual retirement benefit each year for fifteen (15) years payable in monthly installments. In the event a Participant dies after commencement of his retirement benefit payments in the normal form of payment, then the balance of payments shall be paid to his designated Beneficiary.

     6.8 For purposes of this Section 6, if a termination of a Participant is the result of such Participant's fraud embezzlement or proven dishonesty of the type or level punishable by termination, then such Participant shall not be entitled to any benefits hereunder. If after commencement of benefits to a Participant the Company determines that such Participant had committed an act or acts of the type or level punishable by termination including fraud embezzlement, or proven dishonesty, while in the employ of the Company, then such Participant's benefits shall be terminated.

SECTION 7
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DISTRIBUTION OF BENEFITS
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     7.1 NORMAL RETIREMENT; DEFERRED RETIREMENT; TERMINATION

     Except as provided in Subsection 7.2, and, except as provided in Subsection 6.5(c) concerning a Change in Control termination, a Participant's annual retirement benefit shall commence within sixty (60) days after the later of (a) the Participant's Normal Retirement Date or (b) the Participant's retirement or termination of employment with the Employer.

     7.2 EARLY RETIREMENT

     When a Participant Retires at or after his Early Retirement Date and before his Normal Retirement Date, his annual retirement benefits shall commence within sixty (60) days after the Participant terminates his employ with the Employer.

     7.3 METHOD OF PAYMENT

     Unless a Participant elects an alternative form of payment under Subsection 7.4, he shall receive his annual retirement benefit in the normal form of payment, as provided under Subsection 6.7.

     7.4 Alternative Form of Payment

     With the approval of the Committee, a Participant may elect to receive his retirement benefit, as determined under Section 6, in any one of the following alternative forms of payment;

     (a) Single life annuity in equal monthly installments of the Actuarial Equivalent of the Participant's retirement benefit payable to the Participant until his death.

     (b) A joint and fifty (50%) percent survivor annuity which shall be the Actuarial Equivalent of the Participant's retirement benefit. Under the joint and fifty (50%) percent survivor annuity, a reduced retirement benefit shall be paid to the Participant for his lifetime, and the Participant's spouse, if surviving at the Participant's death, shall be entitled to receive thereafter a lifetime survivorship benefit in a monthly amount equal to fifty (50%) percent of the monthly amount which had been paid to the Participant.

     (c) A joint and one-hundred (100%) percent survivor annuity which shall be the Actuarial Equivalent of the Participant's retirement benefit. Under the joint and one-hundred (100%) percent survivor annuity, a reduced retirement benefit shall be paid to the Participant for his lifetime, and the Participant's spouse, if surviving at the Participant's death, shall be entitled to receive thereafter a lifetime survivorship benefit in a monthly amount equal to one-hundred (100%) percent of the monthly amount which had been paid to the Participant.

     (d) A single life annuity with a ten (10) year certain period which shall be the Actuarial Equivalent of the Participant's retirement benefit.

     (e) A single life annuity with a fifteen (15) year certain period which shall be the Actuarial Equivalent of the Participant's retirement benefit.

     7.5 EACH PARTICIPANT SHALL HAVE THE RIGHT OF ELECT, REVOKE OR CHANGE ANY ELECTION UNDER SUBSECTION 7.4 AT ANY TIME UP TO AND INCLUDING THE SIXTIETH
(60TH) day prior to the commencement of his benefits.

SECTION 8
---------
DEATH BENEFITS AND BENEFICIARY DESIGNATION
------------------------------------------

     8.1 Upon the death of a Participant prior to the commencement of any retirement benefit payments to him and prior to his termination of employment, Participant's Designated Beneficiary shall be entitled to receive the following:

          (a) A lump sum payment equal to three times such Participant's annualized Earnings at date of death, reduced by the proceeds from any life insurance contracts on the life of the Participant the premiums on which are paid by the Employer pursuant to a Company group life insurance plan. (For example, if the beneficiary of a Participant is entitled to receive a payment equal to one and one-half times the Participant's Earnings from the proceeds of a life insurance policy, the premiums of which are paid by the Company, the beneficiary would also receive a payment equal to one and one-half times the Participant's Earnings under this Plan.); and

          (b) A lump sum payment equal to the present value of the retirement benefit to which the Participant would have been entitled under Subsection 6.4, determined as if he had terminated his employment on the date of his death assuming Participant had also satisfied the conditions of having attained the age of fifty-five (55) and having completed at least ten (10) years of service. For purposes of this Subsection 8.1(b) only, if the Participant is married at the time of his death, the Primary Social Security Benefit shall be defined as the annual benefit payable to the widow or widower of the Participant from Social Security. For purposes of this Subsection 8.1(b) only, the Projected Company Pension Plan Annual Benefit shall be defined as the annual pre-retirement death benefit payable to a surviving spouse at the earliest pension commencement date permissible under the Middlesex Water Company Pension Plan.

     For purposes of this Subsection 8.1(b) only, if the Participant is unmarried at the time of his death, the Primary Social Security Benefit and Actual Company Pension Plan Annual Benefit shall be determined as if the Participant were married to a spouse of the same age as the Participant.

          In determining the present value of this portion of a Participant's death benefit the following interest rate shall be used:

          The prime lending rate, as of the January 1 preceding the date of the Participant's death, of the Company's primary lending institution. The present value of this portion of the Participant's death benefit shall be determined assuming that the annual retirement benefit payable under this Subsection 8.1(b) would be payable immediately upon the Participant's death.

     8.2 Upon the death of a Participant subsequent to the commencement of any retirement benefit payments to him, the only payments to which a Participant or Beneficiary shall be entitled shall be those benefit payments (if any) being made in accordance with the method of payment then in effect under Section 7.

     8.3 Upon the death of a Participant subsequent to retirement or termination, including retirement or termination pursuant to Subsections 6.2, 6.3, 6.4 and 6.5, and prior to the commencement of any retirement benefit payments to him payable under the applicable Subsection, the Participant's Designated Beneficiary shall be entitled to a lump sum payment equal to the present value of the retirement benefit to which the Participant would have been entitled under the applicable Subsection. For purposes of this Section 8.3 only, if the Participant is married at the time of his death, the Primary Social Security Benefit shall be defined as the annual benefit payable to the widow or widower of the Participant from Social Security and the Projected Company Pension Plan Annual Benefit shall be defined as the annual pre-retirement death benefit payable to a surviving spouse at the earliest pension commencement date permissible under the Middlesex Water Company Pension Plan.

          For purposes of this Section 8.3 only, if the Participant is unmarried at the time of his death, the Primary Social Security Benefit and Actual Company Pension Plan Annual Benefit shall be determined as if the Participant were married to a spouse of the same age as the Participant.
          In determining the present value of this portion of a Participant's death benefit the following interest rate shall be used:
          The prime lending rate, as of the January 1 preceding the date of the Participant's death, of the Company's primary lending institution. The present value of this portion of the Participant's death benefit shall be determined assuming that the annual retirement benefit payable under this Section 8.3 would be payable immediately upon the
          Participant's death. By way of clarification, a Participant who terminates employment pursuant to Section 6.4 shall not be entitled to the death benefits described in Section 8.1(a), generally describing a lump sum payment equal to three times annualized earnings, reduced by certain life insurance proceeds.

     8.4 Each Participant may designate a Beneficiary and/or successor Beneficiary to receive the benefits payable in the event of his death. Such designations may be changed from time to time by the Participant. All such designations and changes shall be made on an appropriate form and shall be filed with the Committee. In the event the Participant fails to exercise his right to designate a Beneficiary or if no designated Beneficiary shall survive the Participant, then such benefits shall be paid to Participant's estate.

SECTION 9
---------
FUNDING OBLIGATION OF COMPANY
-----------------------------

     9.1 COMPANY CONTRIBUTIONS

          (a) Although it is the intention of the Company to maintain adequate reserves for the satisfaction of its obligations under the Plan, nothing contained herein shall create an obligation on the part of the Company to set aside or earmark any monies or other assets specifically for this purpose. It is intended that these benefits be in the form of an unfunded obligation of the Company.

          (b) Should the Company elect to set aside or earmark any monies or other assets specifically for the purpose of satisfying its obligation under the Plan, all such assets shall remain the assets of the Company, shall remain subject to the claims of the general creditors of the Company, and shall not be segregated from the general assets of the Company. Should the Company elect to purchase life insurance or annuity contracts as a means of satisfying its obligations under this Plan, in whole or in part, it reserves the absolute right in its sole discretion to terminate any such contracts, as well as any other funding program, at any time, in whole or in part. At no time shall a Participant, any designated Beneficiary or the Participant's estate have any right, title or interest in or to any specific fund or assets of the Company including but not limited to any life insurance or annuity contracts which the Company may, at any time, have purchased. As to any claim for benefits under this Plan, the Participant, any designated Beneficiary and/or the Participant's estate, shall be a creditor of the Company in the same manner as any other creditor having a general claim for unpaid compensation.

          (c) Nothing herein shall prevent the Company from establishing a trust or other structure to fund the obligation that may arise under the Plan.

          (d) Upon the occurrence of a Change in Control as defined in Section 3.4, the Company will fund a trust substantially in the form attached hereto as Exhibit D to fully provide for the Company's obligations to participants under this Plan.

SECTION 10
----------
AMENDMENT AND TERMINATION
-------------------------

     10.1 AMENDMENT

     Subject to Subsection 10.3, the Company may amend or modify the Plan in whole or in part, either retroactively or prospectively, at any time.

     10.2 TERMINATION

     Subject to Subsection 10.3, the Company may terminate the Plan at any time.

     10.3 (a) In the event of any amendment, modification or termination of the Plan there shall be no reduction in the amount of benefits then being paid to any Participant.

          (b) In the event of any amendment, modification or termination of the Plan, each Participant still employed shall be entitled to those benefits to which he would have been entitled under Section 6 had he then terminated his employment.

SECTION 11
----------
GENERAL PROVISIONS
------------------

     11.1 LIMITATION OF RIGHTS

     Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the purchase of any policy, nor the payment of any benefits shall be construed as giving any Participant, Beneficiary, or any other person whatsoever, any legal or equitable right against the Company or the Committee unless such right shall be specifically provided for in the Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of the Plan; or as giving any Participant or any other employee of the Company the right to be retained in the service of the Company, and all Participants and other employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

     11.2 CONSTRUCTION OF AGREEMENT

     The Plan shall be construed according to the laws of the State of New Jersey, and all provisions hereof shall be administered according to, and its validity shall be determined under, the laws of such State except where pre-empted by Federal Law.

     11.3 TITLE TO ASSETS

     No Participant, Beneficiary or any other person shall have any legal or equitable right or interest in the funds set aside by the Company, or otherwise received or held under the Plan, except as expressly provided in the Plan, and no Participant, Beneficiary or any other person shall be deemed to possess a right to any assets except as herein provided.

     11.4 SEVERABILITY

     Should any provision of the Plan or any regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

     11.5 TITLES AND HEADINGS

     The titles and headings of the Sections in this instrument are for convenience of reference only and, in the event of any conflict, the text rather than such titles or headings shall control.

     11.6 NON-ALIENATION OF BENEFITS

     No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such action shall be void for all purposes of the Plan. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements, or torts of any person, nor shall it be subject to attachments or other legal process for or against any person, except to such extent as may be required by law.

SECTION 12
EFFECTIVE DATE

     This plan became effective on January 1, 1984.

                                    EXHIBIT A
                                    ---------
                                     TO THE
                                     ------
                             MIDDLESEX WATER COMPANY
                             -----------------------
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

     Additional Reduction - Marion Reynolds

     (a) Subject to the conditions contained in Section 6 of this Plan, Marion Reynolds shall be entitled under Subsections 6.1, 6.3, 6.4 and 6.5 of the Plan to an annual benefit as calculated under the respective Subsection. The reduction for her Other Employer Retirement Benefits shall be for her deferred vested lifetime benefit under the Pension Plan of Public Service Electric and Gas Company deemed to be $1,559.03 per month beginning at age 65.
     (b) Subject to the conditions contained in Section 6 of the Plan, Marion Reynolds shall be entitled under Subsection 6.2 of the Plan to an annual benefit as calculated under the said Subsection 6.2. The reduction for her Other Employer Retirement Benefits shall be for her deferred vested lifetime benefit under the Pension Plan of Public Service Electric and Gas Company deemed to be $1,559.03 per month beginning at age 65. This reduction shall be applied before multiplying the annual benefit by the fraction contained in Subsection 6.2 of the Plan.
                                    EXHIBIT B
                                    ---------
                                     TO THE
                                     ------
                             MIDDLESEX WATER COMPANY
                             -----------------------
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

     Additional Reduction - Richard A. Russo

     (a) Subject to the conditions  contained in Section 6 of this Plan, Richard
A. Russo shall be entitled under Subsections 6.1, 6.3, 6.4 and 6.5 of the Plan to an annual benefit as calculated under the respective Subsection. The reduction for his Other Employer Retirement Benefits shall be 50% of his deferred vested lifetime benefit under the pension plan of the City of Trenton, his former employer, to be paid as a single life annuity in equal monthly installments.
     (b) Subject to the conditions  contained in Section 6 of the Plan,  Richard
A. Russo shall be entitled under Subsection 6.2 of the Plan to an annual benefit as calculated under the said Subsection 6.2. The reduction for his Other Employer Retirement Benefits shall be 50% of his deferred vested lifetime benefit under the pension plan of the City of Trenton, his former employer, to be paid as a single life annuity in equal monthly installments. This reduction shall be applied before multiplying the annual benefit by the fraction contained in Subsection 6.2 of the Plan.

                                    EXHIBIT C
                                    ---------
                                     TO THE
                                     ------
                             MIDDLESEX WATER COMPANY
                             -----------------------
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

     Additional Reduction - Ronald F. Williams

     (a) Subject to the conditions  contained in Section 6 of this Plan,  Ronald
F. Williams shall be entitled under Subsections 6.1, 6.3, 6.4 and 6.5 of the Plan to an annual benefit as calculated under the respective Subsection. The reduction for his Other Employer Retirement Benefits shall be 50% of his deferred vested lifetime benefit under the pension plan of Consumers New Jersey Water Company, his former employer, deemed to be paid as a single life annuity in equal monthly installments.
     (b) Subject to the conditions contained in Section 6 of the Plan, Ronald F. Williams shall be entitled under Subsection 6.2 of the Plan to an annual benefit as calculated under the said Subsection 6.2. The reduction for his Other Employer Retirement Benefits shall be 50% of his deferred vested lifetime benefit under the pension plan of the Consumers New Jersey Water Company, his former employer, deemed to be paid as a single life annuity in equal monthly installments. This reduction shall be applied before multiplying the annual benefit by the fraction contained in Subsection 6.2 of the Plan.